Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Gaia, Inc.’s Registration Statements, as set forth below, of our report dated March 2, 2021, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Gaia, Inc., which appears in this Annual Report on Form 10-K.

Form	Registration Statement	Description

S-8	333-231112	Gaiam, Inc. 2009 Long-Term Incentive Plan
S-8	333-161450	Gaia, Inc. 2019 Long-Term Incentive Plan Gaia, Inc. 2019 Employee Stock Purchase Plan

Plante Moran, PLLC

March 2, 2021

Denver, Colorado